UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 17, 2011

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)
Registrant's telephone number, including area code: (914) 272-8080
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

and

Item 2.01  Completion of Acquisition or Disposition of Assets.

On February 17, 2011, Retail Opportunity Investments Corp. (the "Company"), through its wholly-owned subsidiary, ROIC CA Notes II, LLC ("CA Notes II"), obtained ownership of three grocery-anchored neighborhood shopping centers, Desert Springs Marketplace, Mills Shopping Center and Nimbus Winery Shopping Center, located in Palm Desert, CA, Rancho Cordova, CA and Rancho Cordova, CA, respectively (collectively, the "Properties"), from unaffiliated third parties of the Company, Lakha Properties-Sacramento, LLC, Lakha Properties-Sacramento II, LLC and Lakha Properties-Palm Desert, LLC (collectively, the "Owners").  The Company obtained ownership of the Properties pursuant to a Conveyance in Lieu of Foreclosure Agreement, dated as of January 28, 2011, by and among the Owners, Lakha Investment Co., LLC (together with the Owners, "Borrowers") and Amin S. Lakha ("Guarantor"), documenting defaults of four loans secured by the Properties ("Loans") and  the voluntary transfer through grant deeds in lieu of foreclosures of the Properties.

The Properties consist of an aggregate of approximately 433,067 square feet and are currently collectively 82.2% leased.

The aggregate balance of the Loans on the Company's consolidated balance sheet at December 31, 2010 was $50.0 million. The consideration for the title to the Properties included the release and termination of the Loans and additional payments of approximately $2.5 million of costs. In addition, the Borrowers and Guarantor agreed to the release, without any further obligations, of certain alleged liabilites of the Company and the Company's President and Chief Executive Officer.

Item 2.02  Results of Operations and Financial Condition.

On February 23, 2011, the Company issued an earnings release announcing its financial results for the quarter ended December 31, 2010.  A copy of the earnings release is attached hereto as Exhibits 99.1 and incorporated herein by reference.

This information, including the exhibit hereto, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The financial statements that are required to be filed pursuant to this Item will be filed under cover of a Form 8-K/A as soon as practicable, but no later than 71 days after the date on which this initial Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information that is required to be filed pursuant to this Item will be filed under cover of a Form 8-K/A as soon as practicable, but no later than 71 days after the date on which this initial Form 8-K is required to be filed.

(d)           Exhibits.

Exhibit No.	Description
99.1	Earnings release, dated February 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.

Dated: February 23, 2011	By:	/s/ John B. Roche
John B. Roche
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Earnings release, dated February 23, 2011